Exhibit 21

                           SUBSIDIARIES OF REGISTRANT*

                                                         State or Other
                                                         Jurisdiction of
                                                         Incorporation or
       Name of Subsidiary                                  Organization
       ------------------                                ----------------

Moore Products Co. (Canada) Inc.                            Canada

Moore Products Co. (U.K.) Limited                           England

Moore Products Co. B.V.                                     Netherlands

Moore Products Co. (Italia) S.r.l.                          Italy

Moore Products Co. (France) SARL                            France

Moore Products Co. (Australia) Pty. Ltd.                    Australia

Moore Products Co (S) Pte Ltd                               Singapore

Moore Products Co. (Japan) K.K.                             Japan

*The names of certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.


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